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                                                                EXHIBIT 23.02






                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-4 of our report, dated December 22, 1997, except for Note 16, as to which the date is January 30, 1998, on our audit of the financial statements of S.T. Research Corporation as of September 30, 1997 and for the year then ended. We also consent to the reference to our firm under the caption "Experts."




COOPERS & LYBRAND L.L.P.
Pittsburgh, Pennsylvania

May 7, 1998